CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated July 24, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 31 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in each series Prospectus and the heading "Accountants" in each series Statement of Additional Information.

_____/s/_______________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

October 29, 1999

10129 10/29/99 10:23 AM